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                                                                     EXHIBIT 99

                           BHC FINANCIAL, INC.

PROXY

The undersigned hereby appoints Lawrence E. Donato and Robert B. Kaplan the proxies of the undersigned, each with power to act alone and with power of substitution and with discretionary authority to vote for the Company adoption of an Agreement and Plan of Merger (the "Merger Agreement") among Fiserv, Inc, Fiserv Delaware Sub, Inc., a wholly owned subsidiary of Fiserv, and BHC Financial, Inc. to represent and to vote at the Special Meeting of Stockholders of BHC Financial, Inc. to be held at the offices of BHC Financial, Inc., located at One Commerce Square, 2005 Market Street in Philadelphia, Pennsylvania on May 23, 1997 at 9:30 A.M., or at any adjournment thereof, the shares of stock of the Company which the undersigned would be entitled to vote if then personally present, as indicated hereon, and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement/prospectus furnished herewith.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. MANAGEMENT RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

The shares represented hereby will be voted in accordance with the specification made on the reverse side or, IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT.

             (PLEASE FILL IN, SIGN AND DATE ON REVERSE SIDE)
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                         (CONTINUED FROM REVERSE SIDE)


  1. Adoption of the Merger Agreement:

  FOR                           AGAINST                       ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1.

                                                         PLEASE MARK ALL
                                                         CHOICES LIKE THIS [X]

_________________                _____________

ACCOUNT NUMBER                    SHARES

SIGNATURE                                                DATE       , 1997

SIGNATURE                                                DATE       , 1997

  PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHERE MORE THAN ONE OWNER IS SHOWN, EACH SHOULD SIGN. PERSONS SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY SHOULD GIVE FULL TITLE. IF THIS PROXY IS SUBMITTED BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

      PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.